THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Annual Period Ended October 31, 2017


SUB-ITEM 77I: Terms of new or amended
securities.

(b)	The response to sub-item 77I(b), Registrant
has registered the following new series, the Quantitative U.S. Large Cap Equity
Portfolio and Quantitative U.S. Small Cap
Equity Portfolio, by Post-Effective
Amendment No. 97 filed with the
Commission on August 30, 2017.